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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2003

Wellman, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ		07702

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 732-212-3300

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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

99.1	Press Release dated July 24, 2003.

99.2	Slide show to be used on July 24, 2003.

Item 9. REGULATION FD DISCLOSURE.

In accordance with SEC Release No. 33-8216, the following information, required to be furnished under “Item 12. Results of Operations and Financial Condition,” is furnished under Item 9. Regulation FD Disclosure.”

On July 24, 2003, Wellman, Inc. announced via press release the Company’s preliminary results for its second quarter 2003 results. A copy of the Company’s press release is attached hereto as Exhibit 99.1. In addition, the Company will use a slide show, which is attached hereto as Exhibit 99.2. This Form 8-K and the attached exhibits are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 24, 2003	Wellman, Inc.
By: /s/ Mark J. Ruday

Mark J. Ruday Vice President, Chief Accounting Officer and Controller